Exhibit 10.11

RATIFICACIÓN DEL CONTRATO DE CESIÓN DE DERECHOS DEL CONVENIO DE VINCULACIÓN Y CORRESPONSABILIDAD	RATIFICATION OF THE AGREEMENT OF ASSIGNMENT OF RIGHTS OF THE BONDING AGREEMENT

RATIFICACIÓN DEL CONTRATO DE CESIÓN DE DERECHOS DEL CONVENIO DE VINCULACIÓN Y CORRESPONSABILIDAD, QUE CELEBRAN POR UNA PARTE DOLLINGER INNOVATIONS INC., REPRESENTADA POR SEAN DOLLINGER (EN LO SUCESIVO “EL CEDENTE”) Y LQR HOUSE INC, REPRESENTADA POR SEAN DOLLINGER (EN LO SUCESIVO “EL CESIONARIO”), CON LA COMPARECENCIA DE LETICIA HERMOSILLO RAVELERO, AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:	RATIFICATION OF THE AGREEMENT OF ASSIGNMENT OF RIGHTS OF THE BONDING AGREEMENT EXECUTED BY DOLLINGER INNOVATIONS INC., REPRESENTED BY SEAN DOLLINGER (HEREINAFTER “THE ASSIGNOR”) AND LQR HOUSE INC, REPRESENTED BY SEAN DOLLINGER (HEREINAFTER “THE ASSIGNEE”), WITH THE PRESENCE OF LETICIA HERMOSILLO RAVELERO, ACCORDING WITH THE FOLLOWING RECITALS AND CLAUSES:

DECLARACIONES:	RECITALS:

I.	Los representantes legales de EL CEDENTE y EL CESIONARIO declaran conjuntamente lo siguiente:		I.	The legal representatives of THE ASSIGNOR and THE ASSIGNEE jointly declares the following:

	a)	Que ambas son sociedades constituidas en los Estados Unidos de América.		a)	That both are companies incorporated in the United States of America.

	b)	Que con fecha 19 de marzo del 2021, EL CEDENTE celebró el convenio de vinculación y corresponsabilidad con la C. Leticia Hermosillo Ravelero (en su carácter de “Productora de Tequila”), por medio del cual la Productora de Tequila permite a EL CEDENTE hacer uso de la palabra “Tequila” en la marca bajo el registro número 2141431, conocida como “SWOL”.		b)	That on March 19, 2021, THE ASSIGNOR entered into the Bonding Agreement with Mrs. Leticia Hermosillo Ravelero (in its capacity as “Tequila Producer”), whereby the Tequila Producer allows THE ASSIGNOR to use of the word “Tequila” in the trademark under registration number 2141431, known as “SWOL”.

	c)	Que con fecha 30 de junio del 2023, EL CEDENTE celebró con EL CESARONARIO un acuerdo de compra de activos, por medio del cual le cedió los derechos del convenio de vinculación y corresponsabilidad antes descrito (en lo sucesivo la “CESIÓN”).		c)	That on June 30, 2023, THE ASSIGNOR executed with THE ASSIGNEE an asset purchase agreement, whereby he assigned the rights of the Bonding Agreement previously described (hereinafter the “ASSIGNMENT”).

	d)	Que en virtud de lo anterior, las partes acordaron celebrar esta ratificación de la CESIÓN, con la comparecencia de la C. Leticia Hermosillo Ravelero, con la finalidad de que la presente ratificación sea inscrita ante el IMPI.		d)	That in view of the foregoing the parties agreed to celebrate this ratification of the ASSIGNMENT, with the presence of C. Leticia Hermosillo Ravelero, with the purpose that this ratification is registered before the IMPI.

De acuerdo con las consideraciones anteriores, las partes celebran este contrato de conformidad con las siguientes:	In accordance with the foregoing considerations, the parties enter into this agreement in accordance with the following:

CLÁUSULAS:	CLAUSES:

PRIMERA.- Objeto. En virtud de las declaraciones y acuerdos aquí establecidos, las partes ratifican EL CEDENTE cede, definitiva e irrevocablemente en favor de EL CESIONARIO y EL CESIONARIO desea aceptar de EL CEDENTE todos los derechos y obligaciones que derivan del convenio de vinculación y corresponsabilidad con la C. Leticia Hermosillo Ravelero, quien a su vez otorga su consentimiento.	FIRST. - Object. Whereas in consideration of the premises and mutual covenants herein contained, the parties ratify that THE ASSIGNOR assigns definitively and irrevocably in favor of THE ASSIGNEE, and THE ASSIGNEE desires to accept from THE ASSIGNOR all the rights and obligations derived from Bonding Agreement with C. Leticia Hermosillo Ravelero, who in turn grants her consent.

SEGUNDA. - Registro de la cesión de derechos ante el Instituto Mexicano de la Propiedad Industrial. Las partes acuerdan expresamente que cualquiera de las partes podrá llevar a cabo todos los avisos, gestiones, registros e inscripciones respectivas ante el IMPI y/o ante cualquier otra autoridad competente a fin de asegurar que la CESIÓN surta plenos efectos jurídicos frente a terceros y que EL CESIONARIO aparezca como usuario autorizado de la denominación de origen “TEQUILA” asociada al registro de marca número 2141431, conocida como “SWOL”.	SECOND. - Registration of the assignment of rights before the Mexican Institute of Industrial Property. The parties expressly agree that any of the parties may execute all the respective notices, procedures, registrations and records before the IMPI and / or before any other pertinent authority in order to ensure that the ASSIGNMENT has full legal effects against third parties and that the ASSIGNEE appears as authorized user of the denomination of origin “TEQUILA” in association to the trademark under registration number 2141431, known as “SWOL”.

TERCERA. - Autorizados para inscribir la cesión de derechos. Las partes acuerdan expresamente autorizar a los señores Juan Luis Serrano Leets, Francisco Javier Villanueva Rodríguez de la Vega, Mariajose Ayala García y Daniela Elizabeth Ledesma Scott para realizar promociones y cualquier trámite que resulte necesario para formalizar la inscripción del presente contrato.	THIRD. - Authorized to register the assignment of rights. The parties expressly agree to authorize Mr. Juan Luis Serrano Leets, Francisco Javier Villanueva Rodríguez de la Vega, Mariajose Ayala García and Daniela Elizabeth Ledesma Scott to file any promotions and any procedures that are necessary to formalize the registration of this agreement.

CUARTA. - Notificaciones. Las partes acuerdan expresamente señalar como domicilio para el registro del presente contrato el siguiente: Paseo de las Palmas 525 Piso 6, Col. Lomas de Chapultepec, Ciudad de México 11000, México.	FOURTH. - Notifications. The parties expressly agree to indicate as domicile for the registration of this agreement the following: Paseo de las Palmas 525 Piso 6, Col. Lomas de Chapultepec, Ciudad de México 11000, México.

QUINTA. - Leyes aplicables y jurisdicción. Para la interpretación, cumplimiento y ejecución del presente contrato, las partes se someten expresamente a las disposiciones aplicables de las leyes de los Estados Unidos de América.

SEXTA. - Disposiciones generales. Las partes declaran estar conformes con la totalidad de los términos y condiciones del presente contrato.

Las partes acuerdan que en caso de que surja alguna controversia sobre la interpretación del presente documento la versión en español prevalecerá.

El presente contrato es firmado en la ciudad de Guadalajara, al día 07 de julio de 2023.

FIFTH. - Governing law and jurisdiction. For the interpretation, compliance and enforcement of this agreement, the parties expressly submit to the applicable provisions of the laws of the United States of America.

SIXTH. - General provisions. The parties declare to accept all the terms and conditions of this agreement.

The parties expressly agree that if a controversy arises from the interpretation of this document the Spanish versión will prevail.

This agreement is executed in the city of Guadalajara at July 07, 2023.

EL CEDENTE / THE ASSIGNOR	EL CESIONARIO / THE ASSIGNEE

/s/ Sean Dollinger	/s/ Sean Dollinger

LETICIA HERMOSILLO RAVELERO

/s/ Leticia Hermosillo Ravelero